UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2018, Gannett Co., Inc., a Delaware corporation (“Gannett”), Orca Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Gannett (“Merger Sub”), WordStream, Inc., a Delaware corporation (“WordStream”), and Shareholder Representative Services LLC, a Colorado limited liability company (the “Equityholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into WordStream (the “Merger”), with WordStream surviving the Merger as a wholly owned subsidiary of Gannett.

The respective boards of directors of Gannett, Merger Sub and WordStream have approved the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of WordStream, par value $0.001 per share (“WordStream Common Stock”), other than WordStream Common Stock held by Gannett, Merger Sub, WordStream or any of their respective subsidiaries or held by stockholders who have validly exercised their dissenters’ rights in accordance with Delaware law, will be converted into the right to receive the per-share portion of the Aggregate Closing Consideration and the per-share portion of any Additional Consideration, in each case in accordance with the Merger Agreement. The “Aggregate Closing Consideration” is $130,000,000, plus (i) any net working capital in excess of the target, plus (ii) cash on hand at closing, plus (iii) the aggregate stock and warrant exercise price amounts, minus (iv) any net working capital shortfall, minus (v) outstanding indebtedness, minus (vi) unpaid transaction expenses, minus (vii) escrow holdbacks totaling $6,300,000, and minus (viii) a holdback of $100,000 for the Equityholder Representative’s expenses. The “Additional Consideration” includes up to an additional $20,000,000 in potential earn-out payments based on WordStream meeting certain revenue targets and any additional amounts that become payable under the Merger Agreement, including any release of the escrow holdbacks or the Equityholder Representative’s expense holdback.

Pursuant to the Merger Agreement, each option to purchase WordStream Common Stock (“Stock Option”) that is outstanding, unexercised and vested as of immediately prior to the Effective Time will be cancelled and the holder will be entitled to receive an amount equal to the per-share portion of the Aggregate Closing Consideration, less the exercise price for such Stock Option, and the per-share portion of any Additional Consideration. Unvested Stock Options will be terminated as of the Effective Time, with no consideration due from Gannett to the holders of such Stock Options. Each warrant to purchase capital stock of WordStream (“Warrant”) that is outstanding and exercisable as of immediately prior to the Effective Time will be cancelled and the holder will be entitled to receive an amount equal to the per-share portion of the Aggregate Closing Consideration, less the exercise price for such Warrant, and the per-share portion of any Additional Consideration.

The Merger Agreement contains customary representations and warranties. In addition, WordStream has agreed to various covenants and agreements, including, among others, (i) to operate its business in the ordinary course of business and in accordance with past practice before the closing and to comply with certain other pre-closing operating covenants and (ii) not to solicit alternative transactions to the Merger. The parties agree to use commercially reasonable efforts to satisfy the conditions to closing.

The closing of the Merger is subject to customary closing conditions, including, among other things, expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. WordStream has delivered the required consent of its stockholders to the Merger, and the closing of the Merger is not subject to any financing condition or a vote of Gannett’s stockholders.

Each of Gannett and WordStream is permitted to terminate the Merger Agreement in certain circumstances, including if the closing has not taken place on or before July 31, 2018.

The WordStream stockholders, optionholders and warrantholders agree to indemnify Gannett for breaches of representations or warranties made by WordStream, failure of WordStream or the Equityholder Representative to perform its covenants, pre-closing tax liabilities and certain other specified matters, subject to certain exceptions and limitations. In addition, Gannett is obtaining a representation and warranty insurance policy that will provide coverage for certain representations and warranties of WordStream contained in the Merger Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to Gannett, Merger Sub or WordStream. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. In light of the foregoing, investors should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Gannett’s public disclosures. Investors should read the Merger Agreement together with the other information concerning Gannett that Gannett publicly files in reports and statements with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 10, 2018, Gannett issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2018, by and among Gannett Co., Inc., Orca Merger Sub, Inc., WordStream, Inc. and Shareholder Representative Services LLC*

99.1	Press Release of Gannett Co., Inc. announcing the Merger Agreement, dated May 10, 2018

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Gannett will furnish copies of such schedules to the Securities and Exchange Commission upon request.

FORWARD LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements include, but are not limited to, Gannett and WordStream’s ability to satisfy the conditions to the Merger and consummate the Merger on a timely basis, Gannett’s ability to integrate WordStream’s operations and employees with Gannett’s existing business, and economic and other uncertainties affecting the digital advertising industry generally. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to many risks, trends, uncertainties, and other factors that could cause actual results to differ materially from those projected, anticipated, or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Gannett’s management, is expressed in good faith and is believed to have a reasonable basis. However, there can be no assurance the expectation or belief will result, be achieved or be accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond Gannett’s control. Except as may be required by law, Gannett undertakes no obligation to modify or revise any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this press release. Factors, risks, trends, and uncertainties that could cause actual results or events to differ materially from those projected, anticipated, or implied include the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Gannett’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Gannett’s other SEC filings.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: May 10, 2018	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer